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                                                                       EXHIBIT 5

                     Ballard Spahr Andrews & Ingersoll, LLP
                         1735 Market Street, 51st Floor
                        Philadelphia, Pennsylvania 19103


                                                              April 2, 1999
Alkermes, Inc.
64 Sidney Street
Cambridge, Massachusetts  02139

         Re:     Registration Statement on Form S-3 for Alkermes, Inc.

Ladies and Gentlemen:

                 We have acted as counsel to Alkermes, Inc., a Pennsylvania corporation (the "Company"), and are rendering this opinion in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration by the Company of 3,680,508 shares of the Company's common stock, par value $.01 share (the "Common Stock") to be sold by the holders thereof as described in the Registration Statement (the "Selling Shareholders").

                 We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and all exhibits thereto and such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth, including the Company's By-laws, as amended, certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Common Stock and statements from certain officers of the Company.

                 Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the shares of Common Stock to be sold by the Selling Shareholders are duly authorized, legally issued, fully paid and nonassessable.

                 We express no opinion as to the law of any jurisdiction other than the law of the Commonwealth of Pennsylvania.

                 We hereby consent to the sole use of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus included therein.


                                       Very truly yours,


                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP
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